Exhibit 4.4

AMENDMENT NO. 2

TO

RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this “Amendment”) is entered into as of November 6, 2003 between CYTYC CORPORATION, a Delaware corporation (the “Company”), and EQUISERVE TRUST COMPANY, N.A. (successor to BankBoston, N.A.), as Rights Agent (the “Rights Agent”).

WHEREAS, the Company and BankBoston, N.A. entered into the Rights Agreement, dated as of August 27, 1997 (as amended on June 22, 1998 and January 3, 2003, the “Rights Agreement”);

WHEREAS, in accordance with Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement on the terms and conditions hereinafter set forth; and

WHEREAS, for purposes of this Amendment, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Rights Agreement, as amended by this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.             Amendment to Section 11(a)(ii)(B).  Effective immediately, Section 11(a)(ii)(B) of the Rights Agreement is hereby amended as follows:

(a)           by deleting the phrase “the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding” and replacing it with the phrase “an Acquiring Person”; and

(b)           by deleting the phrase “the 20% threshold to be crossed” and replacing it with the phrase “such Person to become an Acquiring Person”.

2.             Amendment to Section 13(d).  Effective immediately, Section 13(d)(i) of the Rights Agreement is hereby amended by deleting the reference to “Section 11(a)(ii)(B)” and replacing it with “Section 11(a)(ii)(B)(2)”.

3.             Other Terms Unchanged.  The Rights Agreement, as amended by this Amendment, shall remain and continue in full force and effect and is in all respects agreed to, ratified and confirmed hereby.  Any reference to the Rights Agreement after the date first set forth above shall be deemed to be a reference to the Rights Agreement, as amended by this Amendment.

4.             Benefits.  Nothing in the Rights Agreement, as amended by this Amendment, shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock) any legal or equitable right, remedy or claim under the Rights Agreement, as amended by this Amendment; but the Rights Agreement, as amended by this Amendment, shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

5.             Descriptive Headings.  Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

6.             Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State.

7.             Counterparts.  This Amendment may be executed in any number of counterparts.  It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts.  All counterparts shall collectively constitute a single agreement.  It shall not be necessary in any proof of this Amendment to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first written above.

CYTYC CORPORATION

By:
Name:	Patrick J. Sullivan
Title:	Chairman, President and Chief Executive Officer

EQUISERVE TRUST COMPANY, N.A., as Rights Agent

By:
Name:	Tyler Haynes
Title:	Managing Director